UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2012

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of April 4, 2012, Arrhythmia Research Technology, Inc. (“ART”) and its wholly owned subsidiary, Micron Products, Inc. (“Micron”) (collectively, the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Agreement”) and an Amended and Restated Revolving Demand Note (the “Note” and with the Agreement, the “Loan Documents”) with RBS Citizens, N.A., a national banking association (“RBS”) (successor by merger to Citizens Bank of Massachusetts) with respect to modification of the $3 million revolving loans and letters of credit available to Micron. The Agreement amends and restates the Unsecured Revolving Demand Line of Credit Agreement entered into in December 2003 between Micron and Citizens Bank of Massachusetts. Pursuant to the Agreement, ART was added as a Borrower on a joint and several basis with Micron and certain assets of the Company serve as collateral to secure the repayment of any revolving loans outstanding from time to time, namely, among other things, accounts receivable, inventory, cash and deposit accounts, together with proceeds thereof and records, insurance proceeds, refunds and rebates.

Each advance under the Loan Documents shall be the Company's choice of a LIBOR Rate Loan or a LIBOR Advantage Loan, as such terms are defined in the Loan Documents, and is repayable upon demand by RBS. LIBOR Rate Loans outstanding shall accrue interest equal to the Adjusted LIBOR Rate (determined by dividing the LIBOR Rate by 100% minus the LIBOR Reserve Percentage under regulations of the Board of Governors of the Federal Reserve System) plus a LIBOR Rate Margin of 200 basis points or 2% per annum. LIBOR Advantage Loans outstanding shall accrue interest at a per annum rate of 200 basis points, or 2%, above the LIBOR Advantage Rate (the offered rate for delivery in two London Banking Days of deposits of U.S. dollars which the British Bankers' Association fixes as its LIBOR Rate).

The agreement contains covenants which relate to various matters including limitations on further secured indebtedness, consent of RBS for dividends or redemptions or purchases of stock in excess of $500,000 in any fiscal year, investments or advances to or investments in any person (other than currently existing subsidiaries) exceeding $500,000 in any fiscal year, merger or consolidation, limitation on Change of Control (as defined) without the consent of RBS and sales of assets other than in the normal course of business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 10th day of April, 2012.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer